Exhibit 4.16

Confidential treatment requested as to portions of this agreement, which were omitted and filed separately with the Securities and Exchange Commission

ORIGINAL DESIGN, MANUFACTURE AND
SUPPLY AGREEMENT

By and Between

***

AND

Crow Electronic Engineering LTD

ORIGINAL DESIGN, MANUFACTURER, AND SUPPLY AGREEMENT

        THIS ORIGINAL DESIGN MANUFACTURE AND SUPPLY AGREEMENT (“Agreement”) is entered into as of the ____ day of _____________, 2006, between Crow Electronic Engineering LTD, an Israeli company organized under the laws of the State of Israel, having its main place of business at 12 Kineret Street, Airport City, Israel(“Original Design Manufacturer” or “ODM”) and *** (a division of ****), a company organized under the laws of *** (“***”). ODM and *** shall be referred collectively as “Parties” or individually as “Party.” Unless otherwise noted, all capitalized terms in this Agreement shall have the meanings set forth in Article 1.

RECITALS

        A.         ODM and *** desire to enter into a relationship whereby ODM will design, manufacture, assemble, supply and provide support for the Products.

        B.         The Parties desire the Products to be marketed and sold by *** under the *** label on a worldwide basis.

        C.         The Parties desire to set forth the terms and conditions of their relationship in this Agreement.

        NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein below, the Parties hereby agree as follows:

    1.        DEFINITIONS

        “Addendum” means an addendum, including a Product Addendum (as defined below), to this Agreement.

        “Affiliate” means any *** Affiliate (as defined below), subcontractor or other third party authorized in writing by *** to purchase Products.

        “Defective Product” means any Product that has a defect in design, material or workmanship or that does not comply with the Specifications.

        “Delivery Date” means the date specified in a Purchase Order for the delivery of Products by ODM to ***‘s shipping agent.

        “Effective Date” means the date this Agreement is executed by the last Party to execute it.

***Confidential Treatment Requested

        “Intellectual Property Rights” means all rights in patents, copyrights, trade secrets, mask works, Marks and other similar rights.

        “Marks” means the trademarks, service marks, trademark and service mark applications, trade dress, trade names, logos, insignia, symbols, designs or other marks identifying a Party or its products.

        “Month” means a calendar month.

        “Products” means Products set forth in Product Addenda B-1 to B-5 (collectively, the “Initial Products”) and in all subsequently agreed upon Product Addenda.

        “Product Addendum” means each addendum setting forth the description of Products and Product-specific requirements attached to this Agreement, beginning with Exhibit B-1, and any subsequent addendum entered into between ODM and *** in the form attached to this Agreement as Exhibit C.

        “Purchase Order” means a written or electronic purchase order issued by *** or its Affiliate to ODM for purchase of the Products.

        “Scope of Work” or “SOW” means a written document that outlines design goals and project deliverables by the ODM. It is an integral part of this agreement but is not in itself a specification.

        “Specifications” means the technical and functional requirements for the assembly of the Products as specified in an attachment to a Product Addendum.

        “Subsidiary” means an entity controlled by or under common control with a Party, through ownership or control of more than 50 percent of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

        “Term” has the meaning given to it in Section 14.1 and includes the initial term and any renewal term.

        “*** Affiliate” means any person controlled, controlling or under common control with ***

    2.        PURCHASE AND SALE OF PRODUCTS

        2.1 Subject to the terms and conditions in this Agreement, ODM agrees to design, manufacture and assemble the Products, and to sell the same to *** in accordance with the terms hereof.

        2.2 Design Ownership. *** and ODM will maintain design ownership of each Product as outlined in the applicable Product Addendum.

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        2.3 Supplier. *** agrees that ODM shall be the supplier to *** for the Products specified in the Addendum until the end of the Term or earlier termination of this Agreement such that ODM shall not, during the Term of this Agreement, produce or sell any Products set forth in Product Addenda B-1 to B-5 inclusively (and any subsequent Addendum) or any other product which is identical (unless stated otherwise in the exclusivity paragraph of each applicable Addendum) with the applicable Product to any third party that is not an Affiliate, in any jurisdiction (unless stated otherwise in the Addendum). ODM agrees and acknowledges that it is supplying Products pursuant to this Agreement for resale by *** to third parties in all jurisdictions throughout the world without further payment by *** to ODM except as expressly set forth in any applicable Purchase Order.

        Notwithstanding the foregoing, should ODM be unable to meet delivery schedules for Products specified in any Purchase Order or in the amounts forecast in the Rolling Forecasts set forth in Section 3 below, *** shall have the temporary right, provided such inability to meet delivery schedules for Product persists for a period of sixty (60) days, to have those Products for which ODM is not able to meet forecasted delivery schedules produced in-house or by third parties under agreement with ***. Such *** or third party production may continue until such time as ODM notifies *** in writing that it is again able to meet forecasted delivery schedules. In case of such in-house or third party production -  *** shall guarantee to the ODM’s satisfaction that such production shall not infringe, harm, miss-use, or expose in any way the intellectual property rights of the ODM It is hereby agreed that in respect of such Products produced in house by *** or by a third party in accordance with the preceding sentence, until such time as ODM notifies *** that it can resume Product deliveries to *** as described in the preceding sentence, *** shall be solely responsible for the quality, warranty, fitness of use and compliance with all laws, regulations and standards in respect of the Products produced by *** or its subcontractors or any third party producing the Product for *** and ODM shall bear no responsibility whatsoever in respect of said Products.

        For the sole purpose of the immediately preceding paragraph, ODM grants to *** a limited royalty-free license to use all intellectual property necessary to produce the Products only during the periods during which *** is entitled to produce the Products in-house or have the Products produced by a third party, as described in the preceding paragraph and subject thereto.

    3.        FORECASTS, ORDERS AND DELIVERY

        3.1 Products.

3.1.1 Intentionally left blank.

3.1.2 Rolling Forecast. *** agrees to provide to ODM, initially by the fifteenth day after signing this Agreement and subsequently by the first Tuesday of each month thereafter, a 6-month rolling forecast (“Rolling Forecast”), each said Rolling Forecast setting forth the Products anticipated to be delivered by ODM during the 6-month period commencing on the first day of the month following the month in which the Rolling Forecast was delivered.

***Confidential Treatment Requested

(a) Products forecast for delivery only in the first two (2) months of each Rolling Forecast are firm and committed orders which shall not change and on which ODM is entitled to rely.

(b) With respect to Products forecast for delivery in the third (3rd) month of any Rolling Forecast, said Products are firm and committed orders on which ODM is entitled to rely, except that *** has the right to request in writing and at least fifteen (15) days prior to the commencement of the second month of any Rolling Forecast an increase or decrease in the quantity of a Products order by up to 15 percent (15%) from the quantity forecasted for that order when it was first identified in a Rolling Forecast (and provided that it does not decrease more than the minimum quantity per delivery as specified the Product Addenda).

(c) All Products Rolling Forecasts beyond the third month can be changed by *** as its forecast changes, provided that such changes are made in writing and delivered to ODM at least forty-five (45) days prior to the commencement of the relevant month, provided that it does not decrease more than the minimum quantity per delivery as specified the Product Addenda.

(d) If a Product Rolling Forecast is reduced to zero, *** will purchase work in progress units and stock of exclusive parts used for the manufacturing of the Products, as identified and agreed upon by both parties on the day the Rolling Forecast is reduced to zero.

    3.1.3.        Exclusivity. Exclusivity, other than ODM’s obligation not to produce or sell the Products to any third party that is not an Affiliate, as set forth in Section 2.3 hereof, (if any), during the Term of this Agreement, is to be agreed upon between *** and the ODM in each Product Addendum separately.

        3.2 Purchase Order. Not less than forty five (45) days prior to the specified Delivery Date, *** shall deliver to ODM a Purchase Order (electronically or through facsimile) confirming the details of the purchase of Products previously specified in the Rolling Forecast. Each Purchase Order shall include: (i) a reference to the relevant Product Addendum(s); (ii) Product unit quantity; (iii) Delivery Date; (iv) price of each Product model; and (v) other instructions or requirements pertinent to the Purchase Order. The Purchase Order may not increase or decrease the price or the amount of Products previously specified for delivery in months one and two of any Rolling Forecast.

        3.3. Delivery Destination. Unless otherwise agreed in writing between the Parties, all Products shall be shipped to *** on a *** basis ***. ***

        3.4 Order Acknowledgment. A Purchase Order shall be deemed to have been placed as of the date ODM acknowledges acceptance of a Purchase Order electronically or through facsimile to ***. If *** requests an advance in the delivery date or an adjustment to increase the quantity specified in a Purchase Order, ODM will use commercially reasonable efforts to advance the delivery date of the Purchase Order or accommodate an increase in the quantity specified in the Purchase Order. Any costs incurred by ODM to advance the delivery date of the Purchase Order or accommodate an increase in the quantity specified in the Purchase Order shall be borne by *** provided that ODM shall have advised *** of, and obtained ***‘s written consent to, any costs to be incurred prior to proceeding to advance the delivery date or increase the quantity.

***Confidential Treatment Requested

        3.5 Change in Specifications. The Specifications may be changed upon mutual written agreement of the Parties at any reasonable time prior to manufacture of corresponding Products and in any case not less than ninety (90) days prior to commencement of manufacturing of the corresponding Products. Any costs incurred by ODM (and approved in writing by ***) to accommodate such changes as well as any possible price difference following such change (and agreed in writing by ***) shall be borne by ***.

    4.        PRODUCT ADDENDUM

        4.1 Initial Product Addendum. The Initial Products to be supplied by ODM to *** are specified on the Product Addenda attached hereto as Exhibits B-1 to B-5 inclusively.

        4.2 New Product Addendum. *** and ODM may by mutual consent, from time to time, add products to this Agreement by executing a Product Addendum. The first new Product shall be specified on a Product Addendum to be attached hereto as Exhibit B-6. Each subsequent Product Addendum shall be numbered consecutively (e.g., Exhibit B-6, Exhibit B-7) and shall include the information specified on the blank Product Addendum (attached hereto as Exhibit C) and such other terms and conditions as agreed upon by the Parties.

        4.3 Precedence. In the event of a conflict between this Agreement and a Product Addendum, the terms and conditions set forth in a Product Addendum will control and take precedence over any conflicting terms in this Agreement.

        4.4 Documentation. ODM shall provide *** with all the information reasonably necessary for the preparation of user and technical materials by ***, that *** makes available with the Products.

    5.        PRICE; PAYMENT TERMS

        5.1 Price. The price for a Product shall be as specified on the applicable Product Addendum (prices listed in the Product Addendum are net) and may not be changed without written agreement by the Parties.

        5.2 Payment Terms.

        ***

***Confidential Treatment Requested

    6.        SHIPMENT AND ACCEPTANCE

        6.1 Product Labeling. To the extent specified in the applicable Product Addendum or attachment thereto, ODM will ensure that the Products and the packaging contain such information and ***‘s Marks.

        6.2 Complete Delivery. All Product units specified in a Purchase Order are to be shipped complete. In the event ODM knows that only a portion of the Products will be available for shipment to meet a Delivery Date, ODM shall immediately notify *** in writing. In such event, *** shall have the option to accept partial shipment or direct ODM to reschedule the shipment, which *** will confirm in writing with ODM’s written agreement.

        6.3 Option to Accept Overshipment. If ODM ships more Product units than ordered, *** may accept in writing the amount of the overshipment with payment due in accordance with Section 5.

        6.4 Delays. If ODM knows it cannot meet or has missed the Delivery Date, ODM shall immediately notify *** of such event and the anticipated delivery dates for the Products affected. ODM shall use all commercially reasonable efforts to meet the Delivery Date or to complete the delivery as soon as possible thereafter. If, however, the delay is to the extent that ODM cannot meet the Delivery Date, but reasonably believes that it can meet ***‘s reasonable commitment to deliver to ***‘s customer destination (“Commitment Destination”), then ODM shall use commercially reasonable efforts to ship the Products directly to the Commitment Destination by ***‘s required delivery dates to its customers. ODM shall pay for any resulting increase in the freight cost over that which *** would have been required to pay by the standard method of transportation. If delay has been notified to *** or has occurred, *** shall have the right to cancel any Purchase Order if (a) *** notifies ODM of the Commitment Destination and delivery date to the Commitment Destination and (b)(i) ODM acknowledges that it cannot meet the delivery date to the Commitment Destination; or (ii) ODM misses the delivery date to the Commitment Destination. *** shall undertake commercially reasonable methods to mitigate ODM’s costs associated with above described expedient delivery for the affected Products. Notwithstanding the foregoing, this Section 6.4 shall be subject to Article 11 in the event of a force majeure. For the purpose of this Agreement and without derogating from Article 11 below, delivering the Products within 5 days from the scheduled Delivery Date shall not be considered as a delay in delivery.

        6.5 Packing List. Each delivery of Products must include a packing list that contains at least: (i) *** model number; (ii) quantity of Products shipped; and (iii) date of shipment.

        6.6 Packaging; Damages. ODM shall properly package, handle and pack all Products so as to protect the Products from loss or damage, in conformance with good commercial practice and the Specifications and other applicable standards specifically set forth in the applicable Product Addendum. Special static protection, if specified in the applicable Product Addendum, or attachment thereto, shall be provided.

***Confidential Treatment Requested

        6.7 Acceptance. Upon delivery of a shipment to ***‘s shipping dock, *** shall have ten (10) days to accept or reject such shipment if not in compliance with the relevant purchase order and accordingly will notify ODM of any rejection within said period. Failure to reject such shipment in writing within such period shall be deemed to be acceptance of the shipment.

    7.        COMPLIANCE WITH LAWS AND REGULATIONS

        7.1 Compliance with Laws and Regulations. ODM shall ensure that the Products comply with all applicable laws and regulations as specified in the Product Addenda. *** shall be responsible for compliance with all laws and regulations pertaining to the use, shipment or sale to third parties of the Products upon delivery of the Products to the ***.

        7.2 Marking Compliance. To the extent specified in the applicable Product Addendum, ODM shall ensure that such Products comply with the requirements of, and shall mark the Products with, regulatory, safety and standards organizations marks which signify compliance with the requirements of those organizations.

        7.3 Origin Certification; Marking. Upon ***‘s request, ODM will provide *** with an appropriate certificate stating the country of origin for the Products. Unless otherwise specified in the applicable Product Addendum, ODM shall also mark each Product, or the container if there is no room on the Product, with the country of origin in compliance with customs requirements.

        7.4 Indemnification. Each Party shall indemnify and hold the other Party harmless from and against any claim, liability, loss, judgment, expense or cost arising from the breach or claimed breach of any of the provisions in this Article 7. Any indemnification under this Agreement shall be made after final judgment is delivered by a competent court and any settlement proceedings initiated by one Party with any third party shall be coordinated with the other Party to this Agreement, in as much as such Party is required to indemnify the other Party pursuant to this Agreement.

        7.5 Hazardous and Controlled Substances ODM shall comply with the hazardous and controlled substances limits as set out in Exhibit A.

    8.        WARRANTIES

        8.1 Product Warranties. ODM warrants that it has expertise in the areas of product design, manufacturing, marketing and sales in the product areas set forth in Exhibit A attached hereto. ODM further warrants that it has the personnel, capacity and facilities to supply Products of consistently high quality in the quantities forecasted by ***. ODM warrants that all Products will be free from defects in design, material and workmanship and will conform to the Specifications. The warranty period for each Product shall commence on the date of purchase by *** and continue until *** thereafter. In the event *** discovers a Defective Product within the forgoing warranty period, *** shall notify ODM in writing within the warranty period and ODM shall repair or, at its option, replace such Defective Product, all subject to ODM’s standard warranty terms and conditions attached hereto as Exhibit D. ODM further warrants that all Products will (i) be new, except as otherwise set forth in the applicable Purchase Order or Product Addendum; and (ii) be free and clear of all liens, encumbrances, restrictions, and other claims against title or ownership.

***Confidential Treatment Requested

        8.2 Support Warranties. ODM will provide *** with maintenance and technical support for the Products during the Term and during any warranty period for the Products, that extends beyond the Term, provided, that separate fees will be paid by *** for maintenance and technical support required after the expiration of the warranty period for the Products, which fees will be charged at the rate set out in the applicable Product Addendum or attachment thereto or as shall be agreed upon between the parties. ODM will maintain such number of qualified personnel and parts as are necessary to provide, and ODM shall provide, timely and knowledgeable maintenance and support. ODM warrants that all Support will be provided in a professional and workmanlike manner. ODM shall not independently offer and provide support services to customers of the Products sold by ***.

        8.3 DISCLAIMER; LIMITATION OF LIABILITY FOR DEFECTIVE PRODUCTS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY APPLICABLE PRODUCT ADDENDUM, AND SUBJECT TO ANY RIGHTS *** OR ITS CUSTOMERS MAY HAVE UNDER LAW THAT CANNOT BE EXCLUDED UNDER THIS AGREEMENT, ODM MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND COMPONENTS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE PROVIDED HEREIN, ODM’S SOLE AND EXCLUSIVE LIABILITY AND ***‘S SOLE AND EXCLUSIVE REMEDY FOR DEFECTIVE PRODUCTS DURING THE WARRANTY PERIOD SHALL BE LIMITED TO REPAIR OR REPLACEMENT OF THE DEFECTIVE PRODUCT ALL UNDER THE TERMS OF ODM’S STANDARD WARRANTY CERTIFICATE ATTACHED HERETO AS EXHIBIT D.

    9.        MARKETING AND LICENSING

        9.1 Marketing Authority. *** and its Affiliates shall have the right to use their own business and license terms for all sales, marketing and distribution of the Products acquired by them.

        9.2 No Rights in Marks. Nothing in this Agreement shall be construed to grant either Party any rights in the Marks of the other Party. To the extent specified in the applicable Product Addendum, the Products shall be affixed with notices sufficient to give notice as to the rights of the Parties in their respective Intellectual Property. As between the Parties, the *** specified packaging design, manuals, *** Marks, manuals and Product model names (the “*** Elements”) are the property of ***. Accordingly, ODM shall not use the *** Elements except in connection with fulfillment of ODM’s obligations hereunder.

    10.        MUTUAL INFRINGEMENT INDEMNIFICATION

        10.1 ODM Intellectual Property Warranty. ODM warrants to *** (on its own behalf and as agent for the Affiliates) that the manufacture and sale of the Products to *** or its any of its Affiliates, and by each of them to their customers do not, and will not at the time of sale of the Products to *** or the resale by *** or its Affiliates to their customers, violate or infringe any third party Intellectual Property Rights. ODM further warrants to *** that it has the unfettered right to grant the license set forth in the last paragraph of Section 2.3 hereof.

        10.2 *** Intellectual Property Warranty. *** warrants to ODM that, the *** Elements, do not, and will not at the time of sale of the Products to ***, violate or infringe any third party Intellectual Property Rights.

        10.3 Duty to Indemnify. Each Party agrees to indemnify and hold the other Party harmless from and against any claims, losses, liabilities, costs and expenses (including the actual and reasonable fees of attorneys and other professionals and all related costs and expenses) (collectively, “Losses”) the indemnified Party may incur as a result of the other Party’s breach of its warranties in Sections 10.1 or 10.2. For purposes of this Section 10.3, Party in reference to *** shall mean both *** and its Affiliates. *** hereby agrees to act as agent on behalf of its Affiliates for purposes of this Section 10.3.

        10.4 Notification of Claim. If either Party learns of any claim or any facts upon which a claim could be made, such Party shall immediately notify the other Party. If after such notice, the indemnifying Party does not diligently pursue resolution of the claim or provide the indemnified Party with reasonable assurances that it will diligently pursue resolution, then the indemnified Party may, without in any way limiting its other rights and remedies, defend the claim.

        Any indemnification under this Agreement shall be made after final judgment is delivered by a competent court and any settlement proceedings initiated by one Party with any third party shall be coordinated with the other Party to this Agreement, in as much as such Party is required to indemnify the other Party pursuant to this Agreement.

        10.5 Remedies for Infringing Products. If the use or combination of any Product provided hereunder is enjoined and is subject to indemnification by a Party under Section 10.3 (“Infringing Product”), the non-indemnifying Party may, in its sole discretion terminate this Agreement without further obligation upon written notice to the other Party or, (A) if *** is the non-indemnifying Party, it may require ODM to, at ODM’s expense (which additional expense may not exceed ten percent (10%) of the originally agreed upon purchase price of the relevant Product):

(i) procure for *** and its customers the right to continue using or combining the Infringing Product;

(ii) replace the Infringing Product with a noninfringing product of equivalent function and performance; or

(iii) modify the Infringing Product to be noninfringing, without detracting from function or performance;

or (B) if ODM is the non-indemnifying Party, it may, at the expense of *** (which additional expense may not exceed ten percent (10%) of the originally agreed upon purchase price):

(i) procure for *** and its customers the right to continue using or combining the Infringing Product;

(ii) replace the Infringing Product with a noninfringing product of equivalent function and performance; or

***Confidential Treatment Requested

(iii) modify the Infringing Product to be noninfringing, without detracting from function or performance.

        10.6 Limitations. Neither Party shall be required to indemnify the other party for any Losses to the extent that such Losses arose as a result of a breach of warranty set forth in this Article 10 by the non-indemnifying Party

    11.        FORCE MAJEURE

        11.1 Notification. If the performance of either Party is affected by any event of force majeure, including act of God, actions or directive of a court or public authority or government, war or civil disturbance, fire, explosion, flood, shortage of fuel, power, materials, disruption of transportation or communications, strikes or other labor disruption, destruction of machinery or equipment, or any other natural or man-made event beyond the reasonable control of such Party, such Party shall immediately notify the other Party, in writing, giving details of the event. For clarification purposes, an industry wide inability to obtain a component in commercially reasonable quantity and pricing is a force majeure event; however, other supplier shortages shall not be force majeure events.

        11.2 Suspension of Performance. The performance of the Party affected by such force majeure shall be suspended only for as long as the event of force majeure continues, but the Parties shall consult and will use their reasonable commercial efforts to find alternative means of accomplishing such performance.

        11.3 Commencement of Performance. Immediately upon cessation of the event of force majeure, the Party affected by force majeure will notify the other Party in writing and will take steps to recommence or continue the performance that was suspended.

    12.        CONFIDENTIALITY

        12.1 Definition of Confidentiality. As used in this Article 12, “Confidential Information” shall mean all information and material which is proprietary to a disclosing Party (“Discloser”) which is marked or otherwise identified as “confidential” or “proprietary” and which is disclosed to the other Party (“Recipient”) and shall not include information: (a) being known to the Recipient prior to its disclosure by the Discloser; (b) being known to the public prior to its disclosure to Recipient by Discloser; (c) becoming known to the public other than by an act or omission by Recipient; (d) becoming known to the Recipient through disclosure to either of the Parties by a third party who is lawfully entitled to make such disclosure; (e) disclosed to Recipient without full compliance with section 12.5. Confidential Information shall also include the terms and conditions as well as the existence of this Agreement, for which purpose each Party shall be deemed to be a Recipient. In addition, the duty of confidentiality shall not apply to any information required to be disclosed under applicable law or by authorities on the basis of legal regulations.

        12.2 Obligation of Confidentiality. All Confidential Information shall be kept in strict confidence by the Parties and shall not be used or duplicated other than as is required in connection with the implementation of the terms and conditions of this Agreement. The Parties agree to use all reasonable efforts to take such action as may be appropriate to prevent the unauthorized use and disclosure of, and to keep confidential all such Confidential Information, including:

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12.2.1 ensuring that such Confidential Information is disclosed only to responsible employees of the Recipient who have been properly instructed to maintain such Confidential Information in confidence; and,

12.2.2. safeguarding all documents against theft, damage, or access by unauthorized persons.

        12.3 Post Termination. Upon expiration or termination of this Agreement, each Party shall promptly return to the other Party all Confidential Information (including any reproductions thereof or notes therefrom) received from the other Party.

        12.4 Upon written request by the Discloser, the Recipient shall promptly return all materials and documents (which shall include computer-stored information) containing Confidential Information and shall ensure that any and all materials and documents prepared in conjunction with or as a result of any Confidential Information shall be destroyed and shall provide the Discloser with written confirmation of same.

        12.5 Notwithstanding the foregoing, each Party acknowledges that the other Party is greatly involved in new product development, and as such, each party does not wish to receive Confidential Information which may limit its ability to develop such Products, except where a conscious decision has been made to receive such Confidential Information. Accordingly, where any Confidential Information relates to new product developments, before such Confidential Information is disclosed to the other Party, the disclosing Party shall first provide to the receiving Party a brief description of the new product development such that the receiving party can determine whether or not it wishes to receive such Confidential Information. In the event that the receiving Party advises the disclosing Party that it does not wish to receive the Confidential Information relating to the new product development described in the description, any disclosure by the disclosing Party of such information to receiving Party shall not be Confidential Information for the purposes of this Agreement.

        12.7 Disclosure of Confidential Information is not precluded if such disclosure is in response to a valid order of a court or other governmental body having jurisdiction; provided that Recipient will first give notice to Discloser and make a reasonable effort to obtain a protective order requiring that the Confidential Information be disclosed only for limited purposes for which the order was issued.

        12.8 Without derogating from the provisions of Section 12.1 above, to the extent that Confidential Information is disclosed verbally, Discloser agrees to identify the Confidential Information as “confidential” or “proprietary” prior to the verbal disclosure. Additionally, with respect to such verbal Confidential Information, Discloser agrees to reduce such verbal Confidential Information to writing or other tangible medium within thirty (30) days of said verbal disclosure and to provide said writing or other tangible medium to Recipient of said verbal Confidential Information.

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        12.9 Press Releases. Neither Party shall issue any press releases or other public announcement relating to this Agreement or the relationship created by this Agreement without the prior written consent of the other Party except to the extent required to comply with the requirements of any law, regulation or regulatory policy or the rules of any stock exchange.

    13.        OWNERSHIP

        13.1 *** Property. With regard to the Products, *** shall own the Intellectual Property or other rights as provided in a Product Addendum.

        13.2 ODM Property. Unless otherwise provided in a Product Addendum, all Intellectual Property and other rights in the Products shall be owned by ODM.

    14.        TERM; TERMINATION

        14.1 Term. This Agreement shall commence as of the Effective Date and continue until the earlier of (i) one (1) year from the Effective Date; or (ii) *** requesting the termination of this agreement in writing within at least ninety (90) days written notice, unless terminated earlier in accordance with this Agreement. After the initial Term, this Agreement will renew automatically for additional one-year periods, unless either Party provides the other Party at least ninety (90) days written notice of its intent to terminate prior to the expiration of the initial Term or the applicable renewal Term.

        14.2 Outstanding Orders. All Purchase Order(s) accepted by ODM prior to the expiration of this Agreement shall be fulfilled and paid pursuant to and subject to the terms of the Purchase Order.

        14.3 Termination.

14.3.1 Notice of Breach. If either Party is in material breach of any provision of this Agreement, the nonbreaching Party may, by notice to the breaching Party, terminate this Agreement or any Purchase Order, unless the breaching Party cures the breach within thirty (30) days after receipt of notice.

14.3.2 Causes of Breach. For purposes of Section 14.3.1 above, "breach" includes, without limitation, any:

(1) proceeding, whether voluntary or involuntary, in bankruptcy or insolvency with respect to a Party; or the inability of a Party to pay its debts generally as they become due;

(2) appointment, with or without the other Party’s consent, of a receiver or an assignee for the benefit of creditors;

(3) failure by ODM to deliver the Products in accordance with the requirements of this Agreement or any Purchase Order, not as a result of force majeure as described herein;

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(4) failure by ODM to replace or repair Defective Products in a timely manner as required by Article 8, subject to the terms and conditions of ODM’s standard warranty;

(5) failure by *** to make its payments in accordance with Article 5;

(6) failure by *** to make the minimum purchases, if any, as set forth and required in Article 3; or

    (7)        any other failure by a Party to comply with any material provision of this Agreement with additional failure to provide the nonbreaching party, upon request, with reasonable assurances of future performance.

14.3.3. Termination by ODM. Without derogating from any other right of termination granted to ODM pursuant to this Agreement and by law, ODM shall have the right to terminate the present Agreement if ***, in any one calendar year period fails to purchase the minimum quantities of units of the Product specified in most recent Product Addendum.

14.3.4 Termination by ***. *** shall have the right to terminate the present Agreement if, within ninety (90) days of the Effective Date, ODM is unable to deliver samples of Products meeting the Specifications set forth on Product Addendum for the Initial Products. In addition, *** shall have the right to terminate this Agreement if ODM repeatedly (more than an aggregate of ***% of all Products delivered within a three month period) supplies Defective Products or repeatedly (more than an aggregate of *** days late for all deliveries in any three month period, not as a result of Force Majeure) fails to meet Delivery Dates.

        14.4 LIMITATION OF LIABILITY. UNLESS OTHERWISE STATED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

    15.        DISPUTE RESOLUTION

        15.1 Amicable Resolution. The Parties agree to carry out this Agreement in a spirit of mutual cooperation and good faith, and shall attempt to resolve any differences, disputes or controversies which may arise between them amicably.

        15.2 Escalation. If such negotiations and meetings do not resolve the dispute within ten (10) days of written communications of the dispute, then each Party shall nominate one senior officer of the rank of Vice President, or higher, as their respective representative. The senior representatives shall meet within ten (10) days of their nomination to resolve such dispute. If the dispute is not resolved to the satisfaction of the representatives within thirty (30) days from the date of the original communication, then either Party may seek arbitration under Section 15.3.

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        15.3 Arbitration. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof or any arrangements relating hereto or contemplated herein or the breach, termination or invalidity hereof shall be finally settled by arbitration.

        15.4 Arbitration Venue. The arbitration shall be conducted in Manchester, United Kingdom, and shall be conducted in accordance with the Model Law on International Commercial Arbitration adopted by the United Nations Commission on International Trade Law on June 21, 1985.

        15.5 Arbitrators. The arbitral tribunal shall consist of one arbitrator appointed by mutual agreement. In the event the parties cannot agree upon an arbitrator, each party shall appoint an arbitrator and the two so selected arbitrators shall select, within thirty (30) days the single arbitrator who will hear and decide the dispute.

        15.6 Language. The language used in the arbitration shall be the English language.

        15.7 Binding Decision. Any decision or award of the arbitral tribunal shall be final and binding upon the Parties. To the extent permitted by law, the Parties waive any rights to appeal or to review of such award by any court or tribunal. The Parties further agree that the arbitral award may be enforced against the Parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

        15.8 If any judicial or other proceeding is brought by either party regarding the interpretation or enforcement of this Agreement, the prevailing party will recover from the other all costs, attorneys’ fees and other expenses incurred by the prevailing party with regard to that proceeding, and the right to such costs, attorneys’ fees and other expenses shall be deemed to have accrued upon the commencement of said proceeding and shall be enforceable whether or not said proceeding is prosecuted to judgment.

    16.        GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom without reference to its conflicts of laws provisions. The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

    17.        NOTICE

        17.1 Notice Address. Any notices given hereunder shall be in writing and shall be served by hand at, or by being sent by facsimile transmission or prepaid post to, the following addresses and numbers:

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If to ***:	If to ODM:

***	Crow Electronic Engineering Ltd.

A Division of ***

***	12 Kineret Street

***	Airport City, Israel

Attention: ***	Attention: Mrs. Monique Bennoun-Melman

Fax:***	Fax: +97239726001

Email:***	Email: monique@crow.co.il

        17.2 Method of Notice. Any such notice shall be deemed to be served at the time of delivery (if delivered by hand), at the time of transmission (if served by facsimile and confirmation of receipt is obtained by the sender) if a working day or else on the next working day following the date of transmission or upon actual receipt if deposited with an internationally recognized courier (if served by courier). Without prejudice to the effectiveness thereof, a notice served by facsimile shall be confirmed promptly in writing delivered by hand or sent by courier. For the purposes hereof “working day” means any day other than a Saturday, Sunday or statutory or legal holiday in the municipality of the Party to whom the notice is directed.

        17.3 Change of Address. Any Party may, by seven (7) days’ written notice served to the aforesaid addresses of the other Parties, change the address or facsimile number for service referred to above.

    18.        MISCELLANEOUS

        18.1 Surviving Provisions. The following provisions shall survive expiration or termination of this Agreement: Articles 1, 4.3, 7, 8, 9 and 10 to 16 inclusive,, Sections 18.1 to 18.4 inclusive and Sections 18.6 to 18.12 inclusive.

        18.2 Entire Agreement. This Agreement and any attachments and exhibits attached hereto shall, as of the date of execution hereof, supersede all previous representations, understandings or agreements, oral or written, among the Parties with respect to the subject matter hereof, including, without limitation, any non-disclosure agreements executed by the parties.

        18.3 Application to Prior Activities. The provisions in Article 12 shall also apply to the relationship of the Parties prior to the Effective Date.

        18.4 Waivers. No waiver by either Party of any breach or failure to comply with any provision of this Agreement shall be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

        18.5 Further Assurances. Each of the Parties hereto agrees to execute and deliver such other documents and take such other action as may be necessary to more effectively consummate the purposes and subject matter of this Agreement.

        18.6 Successors and Assigns. This Agreement and each and every covenant, term and condition hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither Party may assign any of its rights or delegate any of its duties under this Agreement without obtaining the prior consent of the other Party, except that either Party may, (i) in the event of a transfer or sale of all or substantially all of its (a) assets, or (b) its equity, assign this Agreement to the acquiring entity without the other parties consent, provided the assignee is not a direct competitor of non-assigning party and the assignee agrees, in a duly executed written instrument addressed and delivered to both Parties, to assume assignor’s obligations hereunder or (ii) assign this Agreement to any party controlling, under common control with or controlled by the assignor which is not a direct competitor of the non-assigning party, and the assignee agrees, in a duly executed written instrument addressed and delivered to both Parties, to assume the assignor’s obligations hereunder.

        18.7 Relationship. This Agreement shall not be construed to create a partnership, joint venture, agency or employment relationship between the Parties.

        18.8 Amendments. This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties.

        18.9 Severability of Provisions. If any term of provision of this Agreement is for any reason found invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any remaining portion, which shall remain in full force and effect as if the invalid portion was never a part of this Agreement when it was executed.

        18.10 Headings. Headings of Articles and Sections in this Agreement are for convenience only and shall not substantively affect the terms of this Agreement.

        18.11 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute one and the same instrument.

        18.12 Execution by Facsimile. This Agreement may be executed by either or both Parties by facsimile and if so executed shall be legal, valid and binding on such Party or Parties executing in such manner.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Original Design, Manufacture and Supply Agreement as of this _____ day of ____, 2006.

AGREED TO BY:

CROW ELECTRONIC ENGINEERING LTD	***

Division of ***

By:_______________________________	By:_______________________________

__________________________________	***
Vice President and General Manager
Printed Name and Title	Printed Name and Title

_______________________________	_______________________________
Date	Date

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Exhibit A – Hazardous and Controlled Substances

Products, materials and parts supplied to *** cannot exceed the specified threshold limits except where exemptions are noted. All threshold limit values are shown in PPM (part per million) by weight per homogeneous material. The formula for ppm calculation is 1,000,000 x mass substance/mass homogeneous material.

Substances	Threshold Intentionally added	Threshold Trace Occurrence	Reference
Asbestos, asbestos compounds	0	-	Directive 1999/77/EC
Chlorofluorocarbons and halons (Class I and II Ozone depleting Chemicals)	0	-	Regulation 2037/2000
Halogenated dioxins and furans	0	-	Germany
Mercury and mercury compounds	0	1000	Directive 2002/95/EC Directive 2000/53/EC
Polybrominated biphenyls (PBBs) and derivatives including biphenyl ethers (PBDEs)	0	1000	Directive 2002/95/EC Directive 2003/11/EC
Polychlorobiphenyls and directives (PCBs)	0	-	Directive 85/467/EEC
Polychloroterphenyls and directives (PCTs)	0	-	Directive 85/467/EEC
Ethylene Glycol Monomethyl Ether and its acetate	0	5	California Prop 65
Ethylene Glycol Monoethyl Ether and its acetate	0	5	California Prop 65
Cadmium and cadmium compounds (plastic, rubber, ink, pigment, paint)	0	5	Asian Requirements
Cadmium and cadmium compounds (all other applications)	0	100	Directive 2002/95/EC Directive 2000/53/EC
Chromium VI (except packaging below)	0	1000	Directive 2002/95/EC Directive 2000/53/EC
Lead and lead compounds (except as in cable and packaging below)	0	1000	Directive 2002/95/EC Directive 2000/53/EC
Lead and Lead compounds in plastics, rubbers, inks, paints	0	100	Asian requirements California Prop 65 for cables
Azo Dyes	0	30	Directive 2002/61/EC
Lead, Cadmium, Chrome VI,and Mercury in Packaging Materials	0	100 combined	Directive 94/62/EEC
Tributyl tin (TBT) and Triphenyl tin (TPT) compounds	0	-	Asian Requirements
Short Chain Chlorinated Paraffins (C10-13, CI>50%)	0	-	Directive 2002/45/EC

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Exemptions (As stated in Directive 2002/95/EC unless otherwise noted)

1.	Mercury in coct fluorescent lamps not exceeding 5 mg per lamp.

2.	Mercury in straight fluorescent lamps for general purposes not exceeding:

a.	halophosphate 10 mg

b.	triphosphate with normal lifetime 5 mg

c.	triphosphate with long lifetime 8 mg.

Exemptions (As stated in Directive 2002/95/EC unless otherwise noted)

3.	Mercury in straight fluorescent lamps for special purposes.

4.	Mercury in other lamps not specifically mentioned in this Table.

5.	Lead in glass of cathode ray tubes, electronic components and fluorescent tubes.

Rev A 5 of 6

6.	Lead as an alloying element in steel containing up to 0.35 % lead by weight, aluminum containing up to 0.4 % lead by weight and as a copper alloy containing up to 4 % lead by weight.

7.	Lead in:

a.	High melting temperature type solders (i.e. lead based alloys containing more than 85 % by weight or more lead).

b.	Lead in solders for servers, storage and storage array systems, network infrastructure equipment for switching, signaling, transmission as well as network management for telecommunications. Note: this exemption is determined by use of purchased material/ part in a particular *** application. It is not expected that a supplier would claim this exemption. It is included here for completeness).

c.	Lead in electronic ceramic parts (e.g. piezoelectronic devices).

8.	Cadmium and its compounds in electrical contacts and cadmium plating except for applications banned under Directive 91/338/EC (1) amending Directive 76/769/EEC (2) relating to restrictions on the marketing and use of certain dangerous substances and preparations.

9.	Lead use in compliant pin connector systems.

10.	Lead as a coating material for the thermal conduction module c-ring.

11.	Lead and cadmium in optical and filter glass.

12.	Lead in solders consisting of more than two elements for the connection between the pins and the package of microprocessors with a lead content of more than 80% and less than 85% by weight.

13.	Lead in solders to complete a viable electrical connection between semiconductor die and carrier within integrated circuit Flip Chip packages.

14.	Cadmium, lead and mercury in batteries per Directive 98/101/EC not to exceed:

a.	Cadmium: 250 ppm

b.	Lead: 4,000 ppm

c.	Mercury: 5 ppm except 2% for button cells

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EXHIBIT B – 1

PRODUCT ADDENDUM

***

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EXHIBIT B – 2

PRODUCT ADDENDUM

***

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EXHIBIT B – 3

PRODUCT ADDENDUM

***

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EXHIBIT B – 4

PRODUCT ADDENDUM

***

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EXHIBIT B – 5

PRODUCT ADDENDUM

***

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Exhibit C

Blank Addendum

To be provide by ***

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EXHIBIT D

CROW WARRANTY TERMS

CROW ELECTRONIC ENGINEERING LTD. (“CROW”)

WARRANTY POLICY CERTIFICATE

This Warranty Certificate is given in favor of *** (hereunder “***”) purchasing the products directly from Crow or from its authorized distributor.

Crow warrants these products to be free from defects in materials and workmanship under normal use and service for a period of *** by *** (hereunder the “Warranty Period”).

Subject to the provisions of this Warranty Certificate, during the Warranty Period, Crow undertakes to repair or, at Crow’s option, replace, free of charge for materials and/or labor, products defective in materials or workmanship under normal use and service. Repaired products shall be warranted for the remainder of the original Warranty Period.

All transportation costs and in-transit risk of loss or damage related, directly or indirectly, to products returned to Crow for repair or replacement shall be borne solely by ***.

Crow’s warranty under this Warranty Certificate does not cover products that are defective (or shall become defective) due to: (a) alteration of the products (or any part thereof) by anyone other than Crow; (b) accident, abuse, negligence, or improper maintenance; (c) failure caused by a product which Crow did not provide; (d) failure caused by software or hardware which Crow did not provide or approve the use of in conjunction with the product; (e) use or storage other than in accordance with Crow’s specified operating and storage instructions.

There are no warranties, expressed or implied, of merchantability or fitness of the products for a particular purpose or otherwise, which extend beyond the description on the face hereof.

This limited Warranty Certificate is ***‘s sole and exclusive remedy against Crow and Crow’s sole and exclusive liability toward *** in connection with the products, including without limitation — for defects or malfunctions of the products. This Warranty Certificate replaces all other warranties and liabilities, whether oral, written, (non-mandatory) statutory, contractual, in tort or otherwise.

In no case shall Crow be liable to anyone for any consequential or incidental damages (inclusive of loss of profit, and whether occasioned by negligence of the Crow or any third party on its behalf) for breach of this or any other warranty, expressed or implied, or upon any other basis of liability whatsoever. Crow does not represent that these products can not be compromised or circumvented; that these products will prevent any person injury or property loss or damage by burglary, robbery, fire or otherwise; or that these products will in all cases provide adequate warning or protection.

*** understands that a properly installed and maintained product may in some cases reduce the risk of burglary, fire, robbery or other events occurring without providing an alarm, but it is not insurance or a guarantee that such will not occur or that there will be no personal injury or property loss or damage as a result.

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Consequently, Crow shall have no liability for any personal injury; property damage or any other loss based on claim that these products failed to give any warning.

If Crow is held liable, whether directly or indirectly, for any loss or damage with regards to these products, regardless of cause or origin, Crow’s maximum liability shall not in any case exceed the purchase price of these products, which shall be the complete and exclusive remedy against Crow.

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